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                                  EXHIBIT 23.1

                  Consent of Altschuler Melvoin and Glasser LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-3 of our report dated March 12, 1999 relating to the audits of the consolidated financial statements of Universal Automotive Industries, Inc. for the years ended
December 31, 1998, 1997 and 1996. We also consent to the reference to our firm under the caption "Experts."

ALTSCHULER, MELVOIN AND GLASSER LLP






Chicago, Illinois
January 12, 2000